UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Charles & Colvard, Ltd
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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170 Southport Drive

Morrisville, North Carolina 27560

(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 17, 2022

To the Shareholders of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of Shareholders of Charles & Colvard, Ltd. will be held at the principal executive offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Thursday, November 17, 2022, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect five nominees described in the proxy statement to the Board of Directors;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023;

3.	To vote, on an advisory (nonbinding) basis, to approve executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 20, 2022 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Neal I. Goldman
Chairman of the Board of Directors

September 30, 2022

We are providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. On or about September 30, 2022, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that will indicate how to access our 2022 Proxy Statement, Fiscal 2022 Annual Report on Form 10-K and Shareholder Letter on the Internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the Internet at www.voteproxy.com or 2) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

170 Southport Drive

Morrisville, North Carolina 27560

(919) 468-0399

PROXY STATEMENT

This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. in connection with the solicitation of proxies by our Board of Directors for use at our company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”) and all adjournments thereof. The Annual Meeting will be held at the principal executive offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Thursday, November 17, 2022 at 10:00 a.m., Eastern Time, to conduct the following business and such other business as may be properly brought before the meeting: (1) to elect five nominees described in this proxy statement to the Board of Directors; (2) to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending June 30, 2023; and (3) to vote, on an advisory (nonbinding) basis, to approve executive compensation.

The Board of Directors recommends that you vote (1) FOR the election of the director nominees listed in this proxy statement, (2) FOR ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending June 30, 2023, and (3) FOR the approval of executive compensation.

Notice of Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders via the Internet. Beginning on or about September 30, 2022, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials on the Internet, including our proxy statement, our Fiscal 2022 Annual Report on Form 10-K and Shareholder Letter. The Notice also instructs you on how you can vote using the Internet.

Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Voting Securities

Our common stock, no par value per share, is our company’s only outstanding voting security. The Board of Directors has fixed the close of business on September 20, 2022 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. Shareholders do not have cumulative voting rights. As of September 20, 2022, there were 30,389,643 shares of common stock outstanding.

Quorum and Vote Required

The holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Annual Meeting. Votes “for” and “against,” abstentions, shares that are withheld as to voting with respect to one or more of the director nominees, and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Brokers who are members of the New York Stock Exchange (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposal to elect directors and the proposal to approve executive compensation are “non-discretionary” items. Therefore, brokers that have not received voting instructions from beneficial owners with respect to these proposals may not vote in their discretion on behalf of such beneficial owners.

Under North Carolina law and our Bylaws, and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.

Under our Bylaws, the proposal to ratify the appointment of BDO as the independent registered public accounting firm for the fiscal year ending June 30, 2023 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and broker non-votes will not be counted for purposes of determining whether the proposal has received sufficient votes for approval.

With respect to the advisory (nonbinding) vote to approve executive compensation, such proposal will be approved if the votes cast for approval exceed the votes cast against approval for such proposal. Because the vote to approve executive compensation is advisory, your vote will not be binding upon the Board of Directors, your vote will not overrule any decision by the Board of Directors, and your vote will not create or imply any additional fiduciary duties on the Board of Directors or any of its members. However, the Compensation Committee of the Board of Directors will take into account the outcome of the votes when considering future executive compensation arrangements. Abstentions and broker non-votes will not be counted for purposes of determining whether the proposal has received sufficient votes for approval.

Under North Carolina law, our shareholders are not entitled to appraisal rights with respect to any of the proposals in this proxy statement.

Voting Procedures

You may vote shares by proxy or in person using one of the following methods:

●	Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address at www.voteproxy.com. The deadline for voting over the Internet is Wednesday, November 16, 2022 at 11:59 p.m. Eastern Time.

●	Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date, and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, November 16, 2022.

●	Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Corporate Secretary at any time before voting is closed; (3) timely submitting new voting instructions over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.

If you timely submit your proxy over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted “for” the election of the persons nominated to serve as the directors of our company and named in this proxy statement, “for” the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending June 30, 2023, “for” the approval of executive compensation, and in such manner as the proxies appointed for the Annual Meeting in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Expenses of Solicitation

We will bear the entire cost of the solicitation of proxies from our shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers, and employees may solicit proxies on behalf of our company in person, by telephone, or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

Our company’s shareholders who held shares of our common stock as of the close of business on September 20, 2022 may attend the Annual Meeting. For any questions regarding attending the Annual Meeting, including directions to the Annual Meeting, or our policies in place at the time of the meeting, please contact the Corporate Secretary at (919) 468-0399.

Householding

Some banks, brokers and similar institutions may participate in the practice of “householding” Notices or other proxy materials. This means that only one copy of our Notice or other proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice or other proxy materials to you if you write to us at the following address or call us at the following phone number:

Charles & Colvard, Ltd.

Attention: Corporate Secretary

170 Southport Drive

Morrisville, North Carolina 27560

Phone: Call (919) 468-0399 and ask to speak to the Corporate Secretary.

To receive separate copies of the Notice or other proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

PROPOSAL 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board of Directors, through reports and analyses prepared by our management, and in discussions with our management.

Our Bylaws currently provide that the Board of Directors shall consist of not less than five nor more than 10 members and that at any time that it consists of nine or more members, the terms shall be staggered. The five persons named below have been recommended by our Nominating and Governance Committee and approved by the Board of Directors to be nominated as candidates to serve on the Board of Directors until the 2023 Annual Meeting of Shareholders or until his or her successor is elected and qualified, or until his or her death, resignation, removal, or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the proxies appointed for the Annual Meeting will vote for such other nominees and substitute nominees as designated by the Board of Directors.

Nominees for Election as Directors

Name	Age	Position(s) with Charles & Colvard, Ltd.	Director Since
Neal I. Goldman	78	Chairman of the Board of Directors	June 2014
Anne M. Butler	73	Director	June 2012
Benedetta Casamento	56	Director	May 2017
Don O’Connell	56	Director, President and Chief Executive Officer	June 2020
Ollin B. Sykes	71	Director	May 2008

Neal I. Goldman has served as a director of our company since June 2014, as Executive Chairman of the Board of Directors from January 2015 until August 2017, and as Chairman of the Board of Directors since August 2017. Mr. Goldman has served as President of Goldman Capital Management, Inc., an investment advisory firm, since he founded the firm in 1985. Prior to that, Mr. Goldman was an analyst and portfolio manager at Shearson/American Express Inc. Mr. Goldman served on the Board of Directors of Blyth, Inc. (NYSE: BTH), a multi-channel company focused on the direct-to-consumer market, and includes in its portfolio two direct sales companies, PartyLite Gifts, Inc. (“PartyLite”), and ViSalus Sciences, from 1991 to August 2014. From August 2012 through November 2020, Mr. Goldman served on the Board of Imageware Systems, Inc. (OTCQB: IWSY), a leading company in the emerging market for biometrically enabled software-based identity management solutions. In August 2018, he was appointed to the Board of Directors of iPass Inc. (Nasdaq:IPAS), a leading provider of global mobile connectivity, and served until that company was acquired in February 2019. Mr. Goldman has also served on the Board of Directors of Deep Down Inc. (OTCQB: DPDW), an oilfield services company specializing in complex deepwater and ultra-deepwater oil production distribution system support services, since April 2019 and Milestone Scientific Inc. (NYSE American: MLSS), a biomedical technology research and development company, since April 2019. Our Board of Directors has determined that Mr. Goldman’s extensive experience with the investment advisory industry, including his service as President of Goldman Capital Management, Inc., qualifies him to serve on the Board of Directors.

Anne M. Butler has served as a director of our company since June 2012. Since January 2012, Ms. Butler has served as CEO of Butler Advisors, a consulting firm specializing in strategic and operational advising to private equity, venture capital, and institutional investors on direct selling acquisitions and management. As a leading executive in the direct selling industry, Ms. Butler has successfully run global businesses for Avon Products, Inc. (“Avon”), Aloette Cosmetics, Mary Kay Cosmetics, Inc. (“Mary Kay”), and PartyLite. Ms. Butler started her career with Avon, where she held a variety of progressive assignments across marketing, sales, new market expansion, and new business development while serving as Director of Marketing in Spain, Vice President of Avon Fashions in Brazil, and as General Manager, Avon Fashions for Continental Europe. At Mary Kay, Ms. Butler served as President of the Western and Central Europe business and subsequently successfully expanded the European business at PartyLite where she advanced to President, PartyLite International. Ms. Butler was appointed Worldwide President of PartyLite in May 2007, a position she held until January 2012. She also served on the Board of ViSalus Sciences, the weight loss and fitness direct sales subsidiary of Blyth, Inc. Ms. Butler served on the Board of AdvoCare International from July 2015 to June 2019. Our Board of Directors has determined that Ms. Butler’s leadership in several public companies, as well as her background in marketing and global operations, qualifies her to serve on the Board of Directors.

Benedetta Casamento has served as a director of our company since May 2017. Since August 2017, Ms. Casamento has served as a Business Consultant specializing in finance, business operations, and financial planning and analysis. Since May 2022, Ms. Casamento has served on the Board of Directors of Milestone Scientific Inc. (NYSE: MLSS), a biomedical technology research and development company for diagnostic and therapeutic injection technologies and devices. Ms. Casamento previously served as Chairman and President of Allyke, Inc., an artificial intelligence company creating digital imagery insights for retail and other industries, from June 2016 to August 2017. From December 2014 to April 2016, she served as Chief Executive Officer of Calypso St. Barth, a luxury boutique retailer of women’s apparel and accessories. Prior to her role as CEO at Calypso St. Barth, Ms. Casamento served as a consultant to private equity firms with portfolio interests in retail and fashion from July 2012 to December 2014. Ms. Casamento previously served as Executive Vice President, Finance & Operations of The Talbots, Inc. (“Talbots”), a specialty retailer and direct marketer of women’s apparel, accessories, and shoes, from March 2009 to July 2012. Prior to joining Talbots, Ms. Casamento served in various leadership roles within Liz Claiborne Inc. from February 1999 to November 2008, culminating in her position as President of Liz Claiborne Brands. Ms. Casamento started her career at Saks Fifth Avenue. Our Board of Directors has determined that Ms. Casamento’s extensive fashion and retail experience, as well as her background in accounting and finance, qualifies her to serve on the Board of Directors.

Don O’Connell was appointed as our President and Chief Executive Officer and as a director of our company on June 1, 2020.  Mr. O’Connell previously served as our Chief Operating Officer and Senior Vice President, Supply Chain & Distribution, since May 23, 2017, and our Senior Vice President, Supply Chain & Distribution from March 2016 to May 2017. Prior to joining our company, Mr. O’Connell served as Executive Vice President Operations & Global Jewelry Business Solutions at OFT Investment & Management Group, a fine jewelry solutions and services group, from February 2012 to March 2016. Prior to his employment with OFT Investment Management Group, Mr. O’Connell spent seven years with the Richline Group, LLC, a wholly owned subsidiary of Berkshire Hathaway, as Vice President, Operations & Procurement, both Foreign & Domestic. Prior to that, he was Vice President, Operations at Aurafin’s gem group division in Taramac, FL and La Paz, Bolivia as well as Vice President, Manufacturing & Contracting with OCON Enterprise. Our Board of Directors has determined that Mr. O’Connell’s extensive operations and distribution background working with gemstone and fine jewelry companies qualifies him to serve on the Board of Directors.

Ollin B. Sykes has served as a director of our company since May 2008. Since 1984, he has served as the President of Sykes & Company, P.A., a regional accounting firm specializing in accounting, tax, and financial advisory services. Mr. Sykes earned his Bachelor of Science degree in accounting at Mars Hill College and is a Certified Public Accountant, a Certified Information Technology Professional, and a Certified Management Accountant. Mr. Sykes served as a director of Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), a financial holding company operating in North Carolina, Maryland eastern shore, and Virginia, from December 2008 until December 31, 2010. He also served as a director of Bank of Hampton Roads, a wholly owned subsidiary of Hampton Roads Bankshares, Inc. from January 2011 to June 2016. Our Board of Directors has determined that Mr. Sykes’s background in accounting and finance and his accounting certifications qualify him to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Board Diversity

The Board believes that it is important to consider diversity of race, ethnicity, gender, sexual orientation, religion, age, education, cultural background and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of September 20, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	0
Part II: Demographic Background
White	2	3	0	0

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with Nasdaq Rule 5605(a)(2). The Board of Directors has determined that current directors Ms. Butler, Ms. Casamento, Mr. Goldman, and Mr. Sykes are independent directors in accordance with applicable Nasdaq listing rules. The Board of Directors performed a review to determine the independence of its members and made a subjective determination as to each member that no transactions, relationships, or arrangements exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board of Directors reviewed the information provided by the directors with regard to each individual’s business and personal activities as they may relate to us and our management.

Meetings of the Board of Directors

Pursuant to our Corporate Governance Standards, all directors are expected to attend meetings of the Board of Directors and their assigned committees. The Board of Directors meets on a regularly scheduled and as needed basis and met 22 times during fiscal 2022. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period that the individual was a director and the number of meetings of committees on which that director served that were held during the period of that director’s service. We also expect all directors to attend each annual meeting of shareholders. Five directors, comprising all of the nominees for election at the 2021 Annual Meeting of Shareholders, attended the 2021 Annual Meeting of Shareholders.

Board Leadership Structure

Currently, Mr. O’Connell serves as our Chief Executive Officer and Mr. Goldman serves as our Chairman of the Board of Directors. The Chairman is not an employee of our company. The Board of Directors has determined that it is in the best interest of our company for our Chairman to be an independent director at this time. The Board of Directors believes that having an independent Chairman furthers the Board of Directors’ goal of providing effective, independent leadership and oversight of our company. The Chairman’s responsibilities include establishing Board meeting agendas in collaboration with our Chief Executive Officer and presiding at meetings of the Board of Directors and shareholders. The Chairman is also tasked with working closely with senior management of our company regarding business strategy and the effective achievement of objectives and strategy following presentation to and approval by the Board of Directors. The Chief Executive Officer has general supervision, direction, and control of the business and affairs of our company in the ordinary course of its business.

To ensure free and open discussion and communication among the non-management directors, such directors meet regularly in executive session in conjunction with regularly scheduled meetings of the Board of Directors. The director who presides at these meetings is chosen by the independent directors. Executive sessions of the independent directors are to occur at least four times a year.

Board’s Role in Risk Oversight

We operate in a complex environment and are subject to a number of significant risks. The Board of Directors works with our senior management to manage the various risks we face. The role of the Board of Directors is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board of Directors regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Nominating and Governance Committee evaluates whether the composition of the Board of Directors is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board of Directors regarding its activities. These discussions enable the Board of Directors to monitor our risk exposure and evaluate our risk mitigation efforts.

Anti-Hedging Policy

Our insider trading policy prohibits all directors, officers, and employees of our company, their family members, and any agents, consultants, or other outsiders who are designated as insiders for purposes of the policy from trading in any interest or position relating to the future price of our company’s securities, such as a put, call, or short sale. In addition, the policy prohibits engaging in hedging or monetization transactions with respect to company securities, including zero-cost collars, forward sale contracts or any other similar instruments.

Standing Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee as standing committees of the Board of Directors. Each of these committees is governed by a formal written charter approved by the Board of Directors, copies of which are available on our website at https://ir.charlesandcolvard.com/governance/corporate-governance. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of these standing committees and their composition.

Audit Committee

The Audit Committee represents and assists the Board of Directors in its general oversight of our company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Audit Committee has the authority to, among other things, (i) appoint an independent registered public accounting firm to serve as our external auditor; (ii) review and discuss with such auditor the scope, timing, and results of its audit; (iii) review and discuss with management and the independent registered public accounting firm our internal control over financial reporting and related reports; (iv) review and approve in advance all “related person” transactions, as that term is defined in Item 404 of Regulation S-K; and (v) review our annual financial statements and approve their inclusion in our Annual Report on Form 10-K. The Audit Committee, which held five meetings in fiscal 2022, is currently composed of Ms. Casamento (Chairperson), Ms. Butler, Mr. Goldman, and Mr. Sykes. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors has determined that each of the members of the Audit Committee is an independent director in accordance with applicable Nasdaq listing rules and the additional independence rules for audit committee members promulgated by the SEC. Each member is able to read and understand fundamental financial statements, including our company’s balance sheet, statement of operations, and cash flow statement. The Board of Directors has determined that Ms. Casamento, Ms. Butler, Mr. Goldman, and Mr. Sykes are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee carries out the overall responsibility of the Board of Directors relating to executive compensation, evaluation, and development. The Compensation Committee has the authority to, among other things, (i) review and approve the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive compensation, and equity compensation; (ii) review and approve the evaluation process and compensation structure for our officers and approve their annual compensation, including salary, bonus, incentive compensation, and equity compensation, and any special or supplemental benefits; (iii) review, approve and when appropriate, recommend to the Board of Directors for approval, incentive and equity compensation plans, which includes the ability to adopt, amend and terminate such plans; and (iv) evaluate and make recommendations to the Board of Directors concerning the compensation for directors, including if applicable, equity-based compensation. Each of the members of the Compensation Committee is an independent director in accordance with Nasdaq listing rules. The Compensation Committee, which held three meetings in fiscal 2022, is currently composed of Ms. Butler (Chairperson), Ms. Casamento, Mr. Goldman, and Mr. Sykes. Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during fiscal 2022.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors as it deems necessary or advisable to assist in carrying out its responsibilities. For fiscal 2022, the Compensation Committee engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant during fiscal 2022 to assist the company in executive compensation guidance.

Other than advising the compensation committee, neither Mercer nor any of its affiliates maintain any other direct or indirect business relationships with us or any of our subsidiaries. The work performed by Mercer in fiscal 2022 did not raise any conflicts of interest. During fiscal 2022, Mercer provided no services to us other than regarding executive compensation.

In addition to the above, the Compensation Committee received input from the Chief Executive Officer with regard to the structure and potential payout amounts under the 2022 Program (as defined below) for the Chief Financial Officer.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other things, (i) screening and recommending qualified candidates for election and appointment to the Board of Directors; (ii) recommending to the Board of Directors from time to time an appropriate organizational structure (including size and composition) for the Board of Directors; (iii) monitoring the independence of the Board of Directors and ensuring that the requisite number of directors serving on committees of the Board of Directors meet applicable independence requirements and assisting the Board of Directors in making related determinations; (iv) reviewing from time to time the appropriate qualifications, skills, and characteristics required of directors; (v) developing procedures to receive and evaluate Board of Directors nominations received from shareholders and other third parties; (vi) periodically reviewing and reassessing the adequacy of our company’s corporate governance; conflicts of interest; and business ethics policies, principles, codes of conduct, and guidelines; and formulating and recommending any proposed changes to the Board of Directors; and (vii) conducting an annual review of the effectiveness of the Board of Directors and its committees and presenting its assessment to the full Board of Directors. Each of the members of the Nominating and Governance Committee is an independent director in accordance with Nasdaq listing rules. The Nominating and Governance Committee, which held two meetings in fiscal 2022, is currently composed of Ms. Butler (Chairperson), Ms. Casamento and Mr. Goldman.

Director Nominations

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered to or mailed and received at our principal executive office between July 2, 2023 and August 1, 2023, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the case of a special meeting, no annual meeting was held in the previous year, or an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, notice must be received no earlier than 90 days prior to such annual meeting or special meeting and no later than 60 days prior to such annual meeting or special meeting, or the close of business on the 10th day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Corporate Secretary will provide the Nominating and Governance Committee with a copy of any such notification received by us from a shareholder purporting to nominate a candidate for election as a director. Any shareholder wishing to submit a nomination for a director of our company should send the nomination to the Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

When submitting a nomination to us for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (vi) such additional information relating to such person as is deemed sufficient by the Board of Directors to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the Board of Directors or applicable law or listing standard. The shareholder also must provide the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting. Shareholder nominations for a director must be made in a timely manner and otherwise in accordance with our Bylaws and applicable law. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees must provide the information required by Rule 14a-19 under the Exchange Act no later than September 18, 2023.

It is the policy of our company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board of Directors submitted to us, including those submitted by members of the Board of Directors, shareholders, and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Standards and include, but are not limited to (i) judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, ages, experiences, and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other members of the Board of Directors will build a Board of Directors that is effective, collegial, and responsive to the needs of our company. After this evaluation process is concluded, the Nominating and Governance Committee recommends nominees to the Board of Directors for further consideration and approval.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

As set forth in our Corporate Governance Standards, it is the policy of our company and the Board of Directors to encourage free and open communication between shareholders and the Board of Directors. Any shareholder wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will generally forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Codes of Conduct

The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to persons holding the offices of the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer of our company, and a Code of Business Conduct and Ethics that applies to all of our officers, directors, employees, agents, and representatives (including consultants, advisors, and independent contractors). Each code is available on our website at https://ir.charlesandcolvard.com/governance/corporate-governance. We intend to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer by posting such information on our website. Any amendments or waivers of either code for any executive officer or director must be approved by the Board of Directors and will be publicly disclosed either by posting such amendment or waiver, along with the reasons for the waiver, on our website at https://ir.charlesandcolvard.com/governance/corporate-governance, by filing a Form 8-K with the SEC, or by issuing a press release in accordance with SEC and Nasdaq requirements.

CERTAIN TRANSACTIONS

Since July 1, 2020, we have not been a participant in or a party to any related person transactions requiring disclosure under the SEC’s rules.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2022, the Audit Committee:

●	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2022 with management and BDO USA, LLP, Raleigh, NC; PCAOB ID: 243, our independent registered public accounting firm;

●	discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

●	received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the SEC.

This Report is submitted by the Audit Committee.

Ms. Benedetta Casamento, Chairperson

Ms. Anne M. Butler

Mr. Neal I. Goldman

Mr. Ollin B. Sykes

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by the Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. O’Connell is included in the director nominee profiles set forth above.

Name	Age	Title	Executive Officer Since
Don O’Connell	56	President and Chief Executive Officer	May 2017
Clint J. Pete	60	Chief Financial Officer and Treasurer	December 2016

Clint J. Pete was appointed as our Chief Financial Officer on May 23, 2017. Mr. Pete previously served as our Interim Chief Financial Officer from December 2016 to May 2017 and as our Corporate Controller from June 2016 to December 2016. Prior to joining our company, Mr. Pete most recently served as Director of Business Planning for Oracle Corporation, a cloud application company, from June 2013 to May 2016.  Prior to his employment with Oracle Corporation, Mr. Pete served as Business Unit Controller, Global Signaling Solutions of Tekelec, a telecommunications company, from May 2011 to May 2013. At Tekelec, Mr. Pete also previously served as Global Revenue Controller. Prior to his employment with Tekelec, Mr. Pete served as Vice President of Finance and Controllers at Qualex Inc., a Kodak company. Before joining Qualex Inc., Mr. Pete held various management positions at Ernst & Young, LLP, an international public accounting firm. Mr. Pete holds a Bachelor of Business Administration degree in Accounting and Finance from Texas Tech University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the fiscal years ended June 30, 2022 and 2021 by our principal executive officer and all other “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Don O’Connell	2022	$346,673	$91,163	(2)	$531,205	(3)	$-	$175,959	(4)	$36,214	(5)	$1,181,214
President and Chief Executive Officer	2021	335,000	-		70,103	(6)	-	-	(7)	38,962	(8)	444,065
Clint J. Pete	2022	263,074	-		241,501	(9)	-	87,980	(10)	16,672	(11)	609,227
Chief Financial Officer and Treasurer	2021	254,322	-		35,051	(12)	-	-	(13)	12,704	(14)	302,077

(1)

The amounts shown in these columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), of the restricted stock awards or option awards, as applicable, granted to each of our named executive officers. The assumptions made in determining these values are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 2, 2022.

(2)	Reflects the cash component of a discretionary award granted under the 2018 Plan (as defined below) to Mr. O’Connell on September 13, 2021.
(3)	Reflects the equity portion of the performance-based awards granted to Mr. O’Connell under the 2022 Program (as defined below), the 2021 Program (as defined below) and the 2018 Plan, including $144,611 in phantom stock settled only in cash granted under the 2022 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $665,487, including $191,610 in phantom stock settled only in cash, assuming that the highest level of performance conditions had been achieved. As a result of the executive team’s level of performance in fiscal 2022 measured against the company and individual performance goals set forth in the 2022 Program, on September 5, 2022 the Compensation Committee determined a 75% achievement level of the company’s shared financial goals, resulting in the cancellation and forfeiture by the company’s executive team of certain of the awards granted under the 2022 Program. As a result of this decision, this amount would be reduced by $103,294, including $36,153 in phantom stock settled only in cash.

(4)	Reflects the cash portion of the performance-based award granted to Mr. O’Connell under the 2021 Program.

(5)	Includes $22,673 of housing allowance, $8,406 of 401(k) employer matching contributions, and $5,135 of long-term disability insurance and life insurance premiums.

(6)	Reflects the equity portion of the performance-based award granted to Mr. O’Connell under the 2021 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $88,329 assuming that the highest level of performance conditions had been achieved.

(7)	No cash bonus was paid in connection with the performance-based award granted to Mr. O’Connell under the 2020 Program (as defined below).

(8)	Includes $22,866 of housing allowance, $8,995 of 401(k) employer matching contributions, and $7,101 of long-term disability insurance and life insurance premiums.

(9)	Reflects the equity portion of the performance-based award granted to Mr. Pete under the 2022 Program and the 2021 Program, including $72,306 in phantom stock settled only in cash granted under the 2022 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $308,642, including $95,805 in phantom stock settled only in cash, assuming that the highest level of performance conditions had been achieved. As a result of the executive team’s level of performance in fiscal 2022 measured against the company and individual performance goals set forth in the 2022 Program, on September 5, 2022 the Compensation Committee determined a 75% achievement level of the company’s shared financial goals, resulting in the cancellation and forfeiture by the company’s executive team of certain of the awards granted under the 2022 Program. As a result of this decision, this amount would be reduced by $51,647, including $18,076 in phantom stock settled only in cash.

(10)	Reflects the cash portion of the performance-based award granted to Mr. Pete under the 2021 Program.

(11)	Includes $5,259 of 401(k) employer matching contributions and $11,413 of long-term disability insurance and life insurance premiums.

(12)	Reflects the equity portion of the performance-based award granted to Mr. Pete under the 2021 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $44,165 assuming that the highest level of performance conditions had been achieved.

(13)	No cash bonus was paid in connection with the performance-based award granted to Mr. Pete under the 2020 Program (as defined below).

(14)	Includes $2,742 of 401(k) employer matching contributions and $9,962 of long-term disability insurance and life insurance premiums.

Agreements Involving Named Executive Officers

Don O’Connell

In connection with Don O’Connell’s appointment as Chief Operating Officer and Senior Vice President, Supply Chain, we entered into an employment agreement with Mr. O’Connell, effective as of May 23, 2017, with a term of one year that renewed automatically on an annual basis. Under the terms of the employment agreement, Mr. O’Connell received an initial annual base salary of $275,000. In addition, Mr. O’Connell received, on the effective date of the employment agreement, a stock option to purchase 100,000 shares of our common stock. The award vested over a three-year period, with 25% of the option award vesting six months after the grant date and an additional 25% of the option award vesting on each of the following three anniversaries of the grant date. Mr. O’Connell was also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In connection with Mr. O’Connell’s appointment as President and Chief Executive Officer, we entered into an amended and restated employment agreement with Mr. O’Connell, effective as of June 1, 2020, which superseded Mr. O’Connell’s prior employment agreement, as amended. The amended and restated employment agreement has a term of one year that renews automatically on an annual basis. Under its terms, Mr. O’Connell receives an initial annual base salary of $335,000. Mr. O’Connell is also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In addition, Mr. O’Connell received, on the effective date of the amended and restated employment agreement, a stock option to purchase 350,000 shares of our common stock. The award vests over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of the following two anniversaries of the grant date provided Mr. O’Connell remains continuously employed with us through each anniversary. Mr. O’Connell is also entitled to a monthly housing allowance of up to $1,700 per month as long as his primary residence remains outside of North Carolina and an annual aggregate amount of $15,000 per year for the costs of travel to such primary residence.

Pursuant to the employment agreement, if Mr. O’Connell’s employment is terminated by us without cause (as defined in the employment agreement), by Mr. O’Connell for good reason (as defined in the employment agreement), or if the term of the employment agreement expires following our notice of non-renewal, Mr. O’Connell will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in the employment agreement. We also agreed to accelerate the vesting of all outstanding unvested equity awards held by Mr. O’Connell upon the occurrence of a change of control or termination without cause that occurs within six months immediately prior to a change of control (as defined in the employment agreement), so long as he complies with certain covenants in the employment agreement. During Mr. O’Connell’s employment with us and for a period of one year following termination of his employment, Mr. O’Connell is prohibited from competing with us or attempting to solicit our customers or employees.

Clint J. Pete

In connection with Clint Pete’s appointment as Chief Financial Officer and Treasurer, we entered into an employment agreement with Mr. Pete, effective as of May 23, 2017, with a term of one year that renews automatically on an annual basis. Under the terms of the employment agreement, Mr. Pete received an initial annual base salary of $240,000. On April 9, 2020, Mr. Pete’s employment agreement was amended to increase his base salary to $254,616. Mr. Pete is also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In addition, Mr. Pete received, on the effective date of the employment agreement, a stock option to purchase 100,000 shares of our common stock. The award vested over a three-year period, with 25% of the option award vesting six months after the grant date and an additional 25% of the option award vesting on each of the following three anniversaries of the grant date provided Mr. Pete remains continuously employed with us through each anniversary.

Pursuant to the employment agreement, if we experience a change of control (as defined in the employment agreement), and Mr. Pete’s employment is terminated within six months after such change of control by us without cause (as defined in the employment agreement) or by Mr. Pete for good reason (as defined in the employment agreement), Mr. Pete will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in the employment agreement. In addition, Mr. Pete is entitled to receive six months of his base salary in the event we terminate him without cause not occurring within six months following a change of control or if the term of the employment agreement expires following our notice of non-renewal, so long as he complies with certain covenants in the employment agreement. We also agreed to accelerate the vesting of all outstanding unvested equity awards held by Mr. Pete upon the occurrence of a change of control or termination without cause not occurring within six months following a change of control, so long as he complies with certain covenants in the employment agreement. During Mr. Pete’s employment with us and for a period of one year following termination of his employment, Mr. Pete is prohibited from competing with us or attempting to solicit our customers or employees.

Termination and Change of Control Arrangements

As discussed above in “Agreements Involving Named Executive Officers,” we have entered into agreements with certain of our named executive officers that provide for payments and benefits under specified circumstances to such named executive officers upon termination of employment and/or if we experience a change of control. In addition, the Charles & Colvard, Ltd. 2008 Stock Incentive Plan, as amended (the “2008 Plan”), and the Charles & Colvard, Ltd. 2018 Equity Incentive Plan (the “2018 Plan”) provide for adjustments to or accelerated vesting of equity awards under specified circumstances, as described below. The 2008 Plan expired (with respect to future grants) on May 26, 2018.

The 2008 Plan provides that, in the event of a change of control of our company (as defined in the 2008 Plan), the Compensation Committee (taking into account any Internal Revenue Code Section 409A considerations) has sole discretion to determine the effect, if any, on an award, including, but not limited to, the vesting, earning, and/or exercisability of an award. The Compensation Committee’s discretion includes, but is not limited to, the determination that an award will vest, be earned, or become exercisable in whole or in part (and discretion to determine that exercise of an award must occur, if at all, within time period(s) specified by the Compensation Committee, after which time period(s) the award will, unless the Compensation Committee determines otherwise, terminate), will be assumed or substituted for another award, will be cancelled without the payment of consideration, will be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) will be taken with respect to the award. The Compensation Committee also has discretion to determine that acceleration or any other effect of a change of control on an award will be subject to both the occurrence of a change of control event and termination of employment or service of the participant. Any such determination of the Compensation Committee may be, but is not required to be, stated in an individual award agreement.

The 2018 Plan provides that in the event of a participant’s termination of continuous service without cause (as defined in the 2018 Plan) or for good reason (as defined in the 2018 Plan) during the six-month period following a change in control (as defined in the 2018 Plan), notwithstanding any provision of the 2018 Plan or any applicable award agreement to the contrary, all outstanding awards will become 100% vested (or in the case of restricted stock or restricted stock units, the restricted period will expire). In addition, in the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of our company in the event. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. The Compensation Committee also has the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the 2018 Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.

Fiscal 2022 Senior Management Equity Incentive Program

On September 15, 2021, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2022 Senior Management Equity Incentive Program (the “2022 Program”), with effect as of July 1, 2021. The 2022 Program supersedes and replaces all prior management incentive plans or programs.

The 2022 Program provides an incentive opportunity for the company’s executive officers and senior vice presidents (the “FY2022 Eligible Employees”) through the grant of an award expressed in “Units” where each Unit shall consist of (i) a restricted stock award representing 65% of the Unit (the “FY2022 Restricted Stock Component”), to be granted to FY2022 Eligible Employees upon approval of the 2022 Program, and (ii) a cash bonus award representing 35% of the Unit (the “FY2022 Cash Component”), to be paid to FY2022 Eligible Employees on the payroll date following the FY2022 Vesting Date (as defined below) subject to achievement of performance goals.

The value of the FY2022 Restricted Stock Component of a Unit shall be set on the grant date of the Unit under the 2022 Program. The value of the FY2022 Cash Component of a Unit shall be calculated on the FY2022 Vesting Date of the Unit as the product of 0.35 multiplied by the closing price of one share of the company’s common stock on the FY2022 Vesting Date (the “FY2022 Vesting FMV”).

For example, if an award is expressed as 100 Units and all performance goals are achieved at the 100% level (as more fully described below), all 100 Units would fully vest. The FY2022 Restricted Stock Component of the 100 Units would equate to 65 fully vested shares of the company’s common stock. Assuming the FY2022 Vesting FMV is $2.00, the FY2022 Cash Component would equate to $70.00 (100 Units multiplied by 0.35 multiplied by $2.00).

For the avoidance of doubt, the FY2022 Cash Component of a Unit does not represent any security interest in the company, and does not in any way represent an ownership interest in the company, nor does it give a FY2022 Eligible Employee any rights as a shareholder of the company.

Units granted under the 2022 Program have both performance and service measures. Achievement of a FY2022 Eligible Employee’s performance measures shall be measured by the Compensation Committee as follows: (1) 65% of each Unit shall be based on the achievement of a Revenue Measure (the “FY2022 Revenue Measure”); (2) 20% of each Unit shall be based on the achievement of an EBITDA Measure (the “FY2022 EBITDA Measure” and, together with the Revenue Measure, the “FY2022 Company Measures”); and (3) 15% of each Unit shall be based on the achievement of Personal Measures (the “FY2022 Personal Measures”), all for the period from July 1, 2021 through June 30, 2022 (the “FY2022 Performance Measurement Period”).

If the company does not achieve 90% of the FY2022 Revenue Measure, the FY2022 Restricted Stock Component of each Unit shall be forfeited and the FY2022 Cash Component of each Unit shall not be paid. The company must achieve at least 90% of the FY2022 Revenue Measure in order for the portion of the Unit attributed to the FY2022 EBITDA Measure and FY2022 Personal Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 125% of the FY2022 Revenue Measure shall result in payment ranging from 75% to 150% of the portion of the Unit attributed to the FY2022 Revenue Measure. FY2022 Eligible Employees may achieve from 0% to 100% of the FY2022 EBITDA Measure and his or her FY2022 Personal Measures. The FY2022 Restricted Stock Component and FY2022 Cash Component of each Unit shall be reduced proportionately by any performance that is measured below 100% accordingly. The FY2022 Personal Measures and FY2022 Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee during, and after the end of, the FY2022 Performance Measurement Period, subject to the terms of the 2018 Plan. In addition, a FY2022 Eligible Employee must remain in continuous service until July 31, 2022 (the “FY2022 Vesting Date”) for restrictions to fully lapse on the FY2022 Restricted Stock Component and for the FY2022 Cash Component to be paid.

Under the 2022 Program, the Compensation Committee has granted the Chief Executive Officer 150,000 target Units, the Chief Financial Officer 75,000 target Units, and each Senior Vice President 50,000 target Units. The 2022 Program also provides the Compensation Committee discretion to make additional awards above the targeted award level in recognition of extraordinary performance. The FY2022 Restricted Stock Component of all Units granted pursuant to the 2022 Program is issued under and pursuant to the 2018 Plan and subject to the terms of the company’s standard performance-based restricted stock award agreement.

On September 5, 2022, the Compensation Committee reviewed corporate performance for fiscal 2022 and determined the achievement levels of the performance goals under the 2022 Program. As a result of the executive team’s level of performance measured against the company and individual performance goals set forth in the 2022 Program, the Compensation Committee determined a 75% achievement level of the company’s shared financial goals, resulting in a total of 112,500 Units awarded to Mr. O’Connell and 56,250 Units awarded to Mr. Pete under the 2022 Program.

Fiscal 2021 Senior Management Equity Incentive Program

On July 31, 2020, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2021 Senior Management Equity Incentive Program (the “2021 Program”), with effect as of July 1, 2020. The 2021 Program superseded and replaced all prior management incentive plans or programs.

The 2021 Program provided an incentive opportunity for our executive officers and vice presidents (the “FY2021 Eligible Employees”) through the grant of an award, with both performance and service measures (the “FY2021 Award”), consisting of (i) a restricted stock award representing 65% of the FY2021 Award’s value (the “FY2021 Restricted Stock Component”) and (ii) a cash bonus award representing 35% of the FY2021 Award’s value (the “FY2021 Cash Component”) subject to achievement of performance goals. The value of FY2021 Awards is expressed in “Share Equivalents,” which is the number of shares of restricted stock that would be granted pursuant to each FY2021 Award if the Restricted Stock Component equaled 100% of the FY2021 Award.

Achievement of a FY2021 Eligible Employee’s performance measures was measured by the Compensation Committee as follows: (i) 65% of each FY2021 Award was based on the achievement of a shared company goal regarding revenue (the “FY2021 Revenue Measure”), (ii) 15% of each FY2021 Award was based on the achievement of a shared company goal regarding EBITDA (the “FY2021 EBITDA Measure,” and, together with the FY2021 Revenue Measure, the “FY2021 Company Measures”) and (iii) 20% of each FY2021 Award was based on the achievement of individual performance goals (the “FY2021 Personal Measures”), all for the period from July 1, 2020 to June 30, 2021 (the “FY2021 Performance Measurement Period”). If we did not achieve 80% of the FY2021 Revenue Measure, the FY2021 Restricted Stock Component of each FY2021 Award would be forfeited and the FY2021 Cash Component of each FY2021 Award would not be paid. We must have achieved at least 80% of the FY2021 Revenue Measure and a positive FY2021 EBITDA Measure in order for the portion of the FY2021 Award attributed to the FY2021 EBITDA Measure and FY2021 Personal Measures to be vested/paid, as applicable, at the discretion of the Compensation Committee. Achievement on a sliding scale from 90% to 125% of the FY2021 Revenue Measure would result in payment ranging from 75% and 140% of the portion of the FY2021 Award attributed to the FY2021 Revenue Measure. FY2021 Eligible Employees could achieve from 0% to 100% of the FY2021 EBITDA Measure and his or her FY2021 Personal Measures. The FY2021 Restricted Stock Component and FY2021 Cash Component of each FY2021 Award would be reduced proportionately by any performance that is measured below 100% accordingly. The FY2021 Personal Measures and FY2021 Company Measures would be determined by the Compensation Committee and could be modified by the Compensation Committee during, and after the end of, the FY2021 Performance Measurement Period, subject to the terms of the 2018 Plan. In addition, a FY2021 Eligible Employee must have remained in continuous service until July 31, 2021 for restrictions to fully lapse on the FY2021 Restricted Stock Component and for the FY2021 Cash Component to be paid.

Under the 2021 Program, the Chief Executive Officer was granted 150,000 Share Equivalents and the Chief Financial Officer was granted 75,000 Share Equivalents, which equaled 100% achievement of the FY2021 Award. The FY 2021 Restricted Stock Component of all FY2021 Awards granted pursuant to the 2021 Program was issued under and pursuant to the 2018 Plan and subject to the terms of the company’s standard performance-based restricted stock award agreement.

On August 13, 2021, the Compensation Committee reviewed corporate performance for the fiscal year ended June 30, 2021 and determined that the company achieved 125% of the FY2021 Revenue Measure and 100% of the FY2021 EBITDA Measure and each named executive officer achieved 100% of his FY2021 Personal Measures. This resulted in the Chief Executive Officer being eligible for an additional 39,000 Share Equivalents and the Chief Financial Officer being eligible for an additional 19,500 Share Equivalents. As a result of the executive team’s level of performance measured against the company and individual performance goals set forth in the 2021 Program, the Compensation Committee exercised its discretion, as permitted by the 2021 Program, to modify the cash portion of the award payable to (i) Mr. O’Connell, the company’s President and Chief Executive Officer, by increasing it from $48,098 to $175,959 and (ii) Mr. Pete, the company’s Chief Financial Officer, by increasing it from $24,049 to $87,980. The cash portions of the award were paid to the participants in August 2021. Also, as a result of the executive team’s level of performance measured against the company and individual performance goals set forth in the 2021 Program, the Compensation Committee further exercised its discretion, as permitted by the 2021 Program, on August 13, 2021 to modify the equity portion of the award and granted incremental restricted stock awards as follows to (i) Mr. O’Connell 25,350 shares of common stock and (ii) Mr. Pete 12,675 shares of common stock. By their terms, restrictions on the incremental stock awards lapsed on the grant date and were fully vested to the participants.

Award Pursuant to the 2018 Equity Incentive Plan

On September 13, 2021, the Compensation Committee granted Mr. O’Connell a discretionary award in the value of 50,000 share equivalents to be distributed in the proportion of 65% cash component, and 35% common stock component for extraordinary individual and company performance during the 2021 fiscal year. The award was granted under the 2018 Plan. The value of the share equivalents was set on the grant date of the award, and the award vested immediately upon grant. As a result, Mr. O’Connell vested in 17,500 shares of common stock and cash totaling $91,162.50 on September 13, 2021.

Fiscal 2020 Senior Management Equity Incentive Program

On July 9, 2019, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2020 Senior Management Equity Incentive Program (the “2020 Program”), with effect as of July 1, 2019. The 2020 Program superseded and replaced all prior management incentive plans or programs.

The 2020 Program provided an incentive opportunity for our executive officers and vice presidents, other than the Senior Vice President of Sales (the “FY2020 Eligible Employees”), through the grant of an award, with both performance and service measures (the “FY2020 Award”), consisting of (i) a restricted stock award representing 65% of the FY2020 Award’s value (the “FY2020 Restricted Stock Component”) and (ii) a cash bonus award representing 35% of the FY2020 Award’s value (the “FY2020 Cash Component”) subject to achievement of performance goals. The value of FY2020 Awards is expressed in “Share Equivalents,” which is the number of shares of restricted stock that would be granted pursuant to each Award if the FY2020 Restricted Stock Component equaled 100% of the FY2020 Award.

Achievement of an FY2020 Eligible Employee’s performance measures was measured by the Compensation Committee as follows: (i) 65% of each FY2020 Award was based on the achievement of a shared company goal regarding revenue (the “FY2020 Revenue Measure”), (ii) 25% of each FY2020 Award was based on the achievement of a shared company goal regarding EBITDA (the “FY2020 EBITDA Measure,” and, together with the FY2020 Revenue Measure, the “FY2020 Company Measures”) and (iii) 10% of each FY2020 Award was based on the achievement of individual performance goals (the “FY2020 Personal Measures”), all for the period from July 1, 2019 to June 30, 2020 (the “FY2020 Performance Measurement Period”). If we did not achieve 80% of the FY2020 Revenue Measure, the FY2020 Restricted Stock Component of each FY2020 Award would be forfeited and the FY2020 Cash Component of each FY2020 Award would not be paid. We must have achieved at least 90% of the FY2020 Revenue Measure in order for the portion of the FY2020 Award attributed to the FY2020 Company Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the FY2020 Revenue Measure would result in payment ranging from 75% and 140% of the portion of the FY2020 Award attributed to the FY2020 Revenue Measure. FY2020 Eligible Employees could achieve from 0% to 100% of his or her FY2020 Personal Measures. The FY2020 Restricted Stock Component and FY2020 Cash Component of each FY2020 Award would be reduced proportionately by any performance that is measured below 100% accordingly. The FY2020 Personal Measures and FY2020 Company Measures would be determined by the Compensation Committee and could be modified by the Compensation Committee during, and after the end of, the FY2020 Performance Measurement Period, subject to the terms of the 2018 Plan. In addition, a FY 2020 Eligible Employee must have remained in continuous service until July 31, 2020 for restrictions to fully lapse on the FY2020 Restricted Stock Component and for the FY2020 Cash Component to be paid.

Under the 2020 Program, the Compensation Committee granted the Chief Executive Officer 200,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 100,000 Share Equivalents, and each eligible Vice President 50,000 Share Equivalents. The 2020 Program also provided the Compensation Committee discretion to make additional FY2020 Awards above the targeted award level in recognition of extraordinary performance. The FY2020 Restricted Stock Component of all FY2020 Awards granted pursuant to the 2020 Program was issued under and pursuant to the 2018 Plan and subject to the terms of the company’s standard performance-based restricted stock award agreement.

On July 31, 2020, the Compensation Committee reviewed preliminary corporate performance for the fiscal year ended June 30, 2020 and determined the achievement levels of the performance goals under the 2020 Program. The Compensation Committee determined that, because the FY2020 Revenue Measure was not achieved at the minimum 80% level, no FY2020 Awards were achieved. Therefore, the FY2020 Restricted Stock Component of each Award was forfeited and the FY2020 Cash Component of each Award was not paid.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Don O’Connell	3/15/2016	50,000	-	$1.44	3/15/2026	-	-	-		-
	5/23/2017	100,000	-	0.88	5/23/2027	-	-	-		-
	6/1/2020	350,000	-	0.70	6/1/2030	-	-	-		-
	9/15/2021	-	-	-	-	-	-	150,000	(2)(3)	183,000	(4)

Clint J. Pete	8/23/2016	20,000	-	1.29	8/23/2026	-	-	-		-
	5/23/2017	100,000	-	0.88	5/23/2027	-	-	-		-
	9/15/2021	-	-	-	-	-	-	75,000	(2)(5)	91,500	(6)

(1)	The market value of shares of common stock and shares of phantom stock that have not vested is based on a price of $1.22 per share (the closing price of our common stock as reported by Nasdaq on June 30, 2022).

(2)

The restrictions on the stock award lapse on July 31, 2022, subject to achievement of performance goals and to the officer’s continued service to our company as of such date. The level of achievement of the performance goals under the 2022 Program as determined by the Compensation Committee is discussed above under the heading “Fiscal 2022 Senior Management Equity Incentive Program.”

(3)	Includes 52,500 shares of phantom stock settled only in cash.
(4)	Includes $64,050 in shares of phantom stock settled only in cash.
(5)	Includes 26,250 shares of phantom stock settled only in cash.
(6)	Includes $32,025 in shares of phantom stock settled only in cash.

FISCAL 2022 DIRECTOR COMPENSATION

The following table and narrative discussion summarize the compensation paid to our non-employee directors during fiscal 2022. None of our directors are party to any agreement or arrangement with a third party relating to compensation or other payment in connection with their candidacy or service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Neal I. Goldman	$50,000	$21,761	$-	$71,761
Anne M. Butler	45,000	19,782	-	64,782
Benedetta Casamento	50,000	19,782	-	69,782
Ollin B. Sykes	40,000	19,782	-	59,782

(1)	The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of the option awards granted to each of our directors. The assumptions made in determining these values are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 2, 2022. As of June 30, 2022 the aggregate number of shares that were subject to option awards outstanding for each director was as follows: Mr. Goldman, 17,160; Ms. Butler, 267,041; Ms. Casamento, 60,242; and Mr. Sykes, 15,600.

Director Compensation Policy

On September 12, 2017, our Board of Directors adopted a revised director compensation policy, effective as of October 1, 2017, which provides that each designated non-management member of the Board of Directors will receive (i) an annual retainer of $30,000 to be paid in four quarterly installments in arrears, to be pro-rated as applicable; (ii) upon appointment to the Board of Directors to fill a vacancy, a stock option grant with a grant date value determined by the Board of Directors as appropriate considering the time remaining before re-election; and (iii) a stock option grant upon annual re-election as a director with a grant date value of $50,000, except for the Chairperson, who will receive a stock option grant with a grant date value of $55,000. Additionally, certain specific members of the Board of Directors will receive additional annual retainers, paid in four quarterly installments in arrears, pro-rated as applicable, in the following amounts: (i) the Chairperson will receive $40,000, in lieu of the $30,000 annual retainer paid to other members of the Board of Directors, (ii) the Chairperson of the Audit Committee will receive $15,000, (iii) the Chairperson of the Compensation Committee and Nominating and Governance Committee will receive $7,500 each, and (iv) Board committee members (excluding the committee chairperson) will receive $5,000. Directors will not receive a fee for each Board of Directors or committee meeting, whether or not such meeting is in person or telephonic. Members of the Board of Directors may only receive retainers for serving as a member (including chairperson) of two Board committees.

Stock Ownership Guidelines

To further align the interests of our non-management directors with the long-term interests of our shareholders and promote our commitment to sound corporate governance, our Board of Directors adopted stock ownership guidelines for the non-management directors on March 24, 2020. These guidelines provide that each non-management director achieve an ownership target of the number shares of our common stock having a value equal to or greater than 0.5 times such non-management director’s annual retainer for his or her service on the Board of Directors (but excluding any additional annual retainer amounts paid for service on a committee of the Board of Directors). The non-management directors are expected to meet the target multiple within two years after first becoming subject to the guidelines and are expected to continuously own sufficient shares to meet the guidelines once attained.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2022 with respect to compensation plans (including any individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	1,658,803	(2)	$1.32	1,671,966	(3)

Equity compensation plans not approved by security holders	-		$-	-

Total	1,658,803		$1.32	1,671,966

(1)	Refers to shares of our company’s common stock.

(2)	Includes 557,592 shares issuable upon exercise of outstanding stock options under the 2008 Plan, which expired (with respect to future grants) on May 26, 2018, and 1,101,211 shares issuable upon exercise of outstanding stock options under the 2018 Plan.

(3)	Consists of shares remaining for future issuance under the 2018 Plan, all of which are available for issuance in the form of restricted stock or other stock-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of common stock as of September 20, 2022 by (i) each person known by us to own beneficially more than five percent of our company’s outstanding shares of common stock; (ii) each director and director nominee of our company; (iii) each named executive officer of our company; and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Punch & Associates Investment Management, Inc.(3) 7701 France Avenue So., Suite 300 Edina, MN 55435	1,918,070	6.3%
Renaissance Technologies LLC (4) 800 Third Avenue New York, NY 10022	1,741,765	5.7
Ollin B. Sykes(5)	2,643,586	8.7
Neal I. Goldman(6)	1,254,922	4.1
Don O’Connell(7)	951,114	3.1
Anne M. Butler(8)	630,276	2.1
Clint J. Pete(9)	369,328	1.2
Benedetta Casamento(10)	291,271	1.0
Directors and Executive Officers as a Group (6 persons)(11)	6,140,497	20.2

(1)	Unless otherwise indicated, the address of each person is 170 Southport Drive, Morrisville, North Carolina 27560.

(2)

Based on 30,389,643 shares of common stock outstanding on September 20, 2022. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of September 20, 2022 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Based on a Schedule 13G filed on February 14, 2022 with the SEC, as updated by the Form 13F-HR filed by such investor with the SEC on August 15, 2022 indicating beneficial ownership as of June 30, 2022. Punch & Associates Investment Management, Inc., has voting and dispositive power over 1,918,070 shares.

(4)	Based on a Schedule 13G/A filed on February 14, 2022 with the SEC, as updated by the Form 13F-HR filed by such investor with the SEC on August 12, 2022 indicating beneficial ownership as of June 30, 2022. Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”), because of RTHC’s majority ownership of RTC, have sole voting power over 1,380,368 shares and sole dispositive power over 1,741,765 shares.

(5)	Includes (i) 45,787 shares owned by Mr. Sykes’s spouse, over which Mr. Sykes may be deemed to have shared voting and investment power; (ii) 15,600 shares subject to options exercisable within 60 days of September 20, 2022; (iii) 1,175,000 shares held by the Sykes & Company Profit Sharing Plan and Trust, of which Mr. Sykes is the co-trustee; and (iv) 1,407,199 shares held in a margin account.

(6)	Includes 17,160 shares subject to options exercisable within 60 days of September 20, 2022.

(7)
Includes (i) 451,114 shares jointly owned with Mr. O’Connell’s spouse, over which Mr. O’Connell has shared voting and investment power; (ii) 500,000 shares subject to options exercisable within 60 days of September 20, 2022.

(8)	Includes (i) 267,041 shares subject to options exercisable within 60 days of September 20, 2022.
(9)	Includes (i) 120,000 shares subject to options exercisable within 60 days of September 20, 2022.
(10)

Includes (i) 60,242 shares subject to options exercisable within 60 days of September 20, 2022; and (ii) 20,600 shares owned by Ms. Casamento’s spouse, over which Ms. Casamento may be deemed to have shared voting and investment power.

(11)	Includes (i) 980,043 shares subject to options exercisable within 60 days of September 20, 2022.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP, as our company’s independent registered public accounting firm for the fiscal year ending June 30, 2023, subject to ratification by our shareholders. Although shareholder ratification of the appointment of BDO is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of BDO is not approved by a majority of the shares cast at the Annual Meeting, the Audit Committee may consider the appointment of another independent registered public accounting firm for fiscal 2023 but may determine to remain with BDO. BDO has acted as our independent registered public accounting firm since December 2010. Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Principal Accountant Fee Information

For the fiscal years ended June 30, 2021 and 2022, fees billed for services provided by BDO are as follows:

	Amount of Fees
Type of Service	2021	2022
Audit Fees	$193,000	$217,000
Audit-Related Fees	-	-
Tax Fees	31,000	2,000
All Other Fees	-	-
Totals	$224,000	$219,000

Audit Fees. This category includes fees billed for the fiscal periods shown for professional services for the audit of our annual financial statements included in our annual reports on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal periods.

Audit-Related Fees. This category includes fees billed in the fiscal periods shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no “Audit-Related Fees” billed to us during fiscal 2021 or fiscal 2022.

Tax Fees. This category includes fees billed in the fiscal periods shown for professional services for tax compliance, tax advice, and tax planning. The decline in “Tax Fees” was primarily due to BDO not providing annual federal and state income tax compliance services to the company in fiscal 2022.

All Other Fees. This category includes fees billed in the fiscal periods shown for products and services provided by the principal accountant that are not reported in any other category. There were no “All Other Fees” billed to us during fiscal 2021 or fiscal 2022.

The Board of Directors has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to our independent registered public accounting firm either must be authorized in advance under the general pre-approval guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. General pre-approval under the policy is provided for 12 months (unless the Audit Committee specifically provides for a different period), is limited to certain projects listed in the policy, and is subject to meeting a specific budget for each project, which budget is contained in the policy. Any project that falls within the scope of the general pre-approval guidelines but exceeds the budgetary limit up to $10,000 may be approved by the Chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. There were no new projects authorized during fiscal 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023.

PROPOSAL 3

ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and the achievement of increased shareholder value. We believe that our compensation policies and procedures reward executive officers for both their performance and our company’s performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (nonbinding) vote to approve the compensation of our executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the compensation tables and narrative disclosure, as well as the following factors:

●	Compensation decisions for our Chief Executive Officer and other named executive officers are made by a committee of independent directors.

●	A substantial portion of our executive officers’ compensation is in the form of equity, which aligns our executive officers’ interests with those of our shareholders and incentivizes our executive officers to create shareholder value.

●	The Compensation Committee attempts to set challenging performance goals under our company’s equity incentive programs. In fiscal 2022, the vesting of the restricted stock awards and cash award payout to the company’s executive officers pursuant to the 2022 Program reflects the Compensation Committee’s determination of a 75% achievement level of the company’s shared financial goals for fiscal 2022.

Because your vote is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any of its members. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the proxies appointed for the Annual Meeting to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2023 Annual Meeting of Shareholders must be received by us no later than June 2, 2023 for inclusion in the proxy statement and proxy card relating to such meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to our Corporate Secretary. Notice will be considered timely if it is delivered or mailed to and received at our principal executive office between July 2, 2023 and August 1, 2023, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be received no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was first made, whichever occurs first. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law) (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. If written notice is not timely given, the shareholder proposal will be considered untimely and we may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed for the meeting will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement.

ADDITIONAL INFORMATION

Copies of our Annual Report on Form 10-K for the year ended June 30, 2022, including financial statements and schedules, are available on our website at https://ir.charlesandcolvard.com/financials/annual-reports and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

By Order of the Board of Directors,

Neal I. Goldman

Chairman of the Board of Directors

September 30, 2022

ANNUAL MEETING OF SHAREHOLDERS OF

CHARLES & COLVARD, LTD.

November 17, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 17, 2022:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, Shareholder Letter and Fiscal 2022 Annual Report on Form 10-K are available at https://proxy.charlesandcolvard.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000001000 0 111722

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AS SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTOR NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Anne M. Butler
- ○ Benedetta Casamento
- ○ Neal I. Goldman
- ○ Don O'Connell
- ○ Ollin B. Sykes

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023	☐	☐	☐
3. PROPOSAL TO VOTE, ON AN ADVISORY (NONBINDING) BASIS, TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL DIRECTOR NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

0

CHARLES & COLVARD, LTD.

170 Southport Drive
Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the "Company"), hereby appoints Don O'Connell and Clint J. Pete as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on September 20, 2022 at the Annual Meeting of the Shareholders of the Company to be held on November 17, 2022 or any adjournment thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

CHARLES & COLVARD, LTD.

November 17, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 17, 2022:
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, Shareholder Letter and Fiscal 2022 Annual Report on Form 10-K are available at https://proxy.charlesandcolvard.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20530300000000001000 0 111722

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AS SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTOR NOMINEES:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Anne M. Butler
- ○ Benedetta Casamento
- ○ Neal I. Goldman
- ○ Don O'Connell
- ○ Ollin B. Sykes

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023	☐	☐	☐
3. PROPOSAL TO VOTE, ON AN ADVISORY (NONBINDING) BASIS, TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL DIRECTOR NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.